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                                                                  Exhibit 10.2.1

                               AGREEMENT OF LEASE

                                 by and between

                               TELXON CORPORATION
                                    Landlord

                                       and

                      AIRONET WIRELESS COMMUNICATIONS, INC.
                                     Tenant

                                       for

                               91 Springside Drive
                             Akron, Ohio 44333-2428






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                             BASIC LEASE INFORMATION
                             -----------------------


LANDLORD:                    Telxon Corporation

LANDLORD'S                   3330 West Market Street
ADDRESS:                     Akron, Ohio 44333

TENANT:                      Aironet Wireless Communications, Inc.

TENANT'S                     3875 Embassy parkway, Suite 350
ADDRESS:                     Akron, Ohio 44333

LEASED                       91 Springside Drive
PREMISES:                    Akron, Ohio 44333-2428

PERMITTED USES:              General office and light manufacturing

RENTABLE SQUARE
FEET                         33,000

ANNUAL RENT:                 $165,000.00 ($13,750.00 per month) or Five Dollars
                             ($5.00) per square foot, net of all operating costs

COMMENCEMENT DATE:           April 1, 1998



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                                 LEASE AGREEMENT


         THIS LEASE AGREEMENT ("Lease") is entered into effective the 1st day of April 1998 by and between TELXON CORPORATION, a Delaware corporation, ("Landlord") and AIRONET WIRELESS COMMUNICATIONS, INC., a Delaware corporation ("Tenant")

              1. LEASED PREMISES.
Landlord, in consideration of the rents to be paid and covenants to be performed by Tenant hereunder, hereby leases to Tenant for the term and subject to the covenants and conditions hereinafter set forth, the premises located at 91 Springside Drive Akron, Ohio 44333 and consisting of approximately Thirty-three Thousand (33,000) square feet (herein the "Premises").

              2. TERM.
The term of this Lease will be commencing on the first (1st) day of April, 1998, and ending on the thirty-first (31st) day of August, 1999. In the event Landlord sells the Premises, Landlord may cancel the Lease by giving Tenant twelve (12) months advance written notice of such cancellation. Upon receipt of such notice, Tenant shall have the right to terminate the Sublease Agreement entered into between Telxon Corporation and Aironet Wireless Communications, Inc. on September 1, 1998, for the premises located at the Waterford Building, 3875 Embassy Parkway, Bath, Ohio, pursuant to Section 3.b. of such Sublease.

              3. RENT.
Tenant will pay Landlord as rent for the Premises during the term of this Lease, the annual sum of One hundred Sixty-five Thousand Dollars ($165,000.00), in equal monthly installments of Thirteen Thousand Seven Hundred Fifty Dollars ($13,750.00), payable on or before the first day of each month of said Term. As additional rent, Tenant shall pay all operating costs related to the Premises. The above sums collectively referred to as "Rent".

              4. OPTION TO RENEW.
Upon delivery of written notice by Tenant to Landlord, which delivery shall take place no later than June 1, 1999, Tenant shall have an option to renew the Lease for an eighteen (18) month term at an annual rent of One Hundred Seventy-three Thousand Two Hundred Fifty Dollars ($173,250.00), in equal monthly installments of Fourteen Thousand Four Hundred Thirty-seven and 50/100 Dollars ($14,437.50), payable on or before the first day of each month of said Renewal Term, net of all operating costs, and upon the same terms and conditions as contained herein.

              5. USE OF PREMISES.
Tenant will use the Premises for offices for carrying on the business of Aironet Wireless Communications, Inc. and any lawful use relevant thereto. Tenant will not commit or suffer any waste in the Premises, use the Premises or permit them to be used for any unlawful purpose or any dangerous, noxious or offensive activity or cause or maintain any nuisance in the Premises. At the end of the term of this Lease, Tenant will deliver up the Premises in as good an order and condition as they now are, or may be put by Landlord or Tenant, reasonable use and ordinary wear and tear thereof and damage by fire or other casualty excepted. Tenant shall not store hazardous, flammable or dangerous materials on the Premises or hazardous waste, as defined by the U.S. EPA or Ohio EPA.


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              6.  DAMAGE OR DESTRUCTION TO PREMISES.
This Lease is made on the condition that, if the Premises or any part thereof is damaged or destroyed by fire or other casualty from any cause, so as to render the Premises unfit for use and occupancy, a just and proportionate part of the Rent, according to the nature and extent of the damage to the Premises, shall be suspended or abated until such time as the Premises has been put in such condition as it was immediately prior to such damage or destruction. If the Premises are rendered untenantable by fire or other casualty, and are unable to be repaired within a reasonable time Tenant will vacate the Premises within 10 business days and will pay no further rent following the damage or destruction and Landlord will refund to Tenant the unearned portion of any rent paid in advance prorated to the date of damage or destruction.

              7.  CONDITION OF PREMISES.
The Premises is leased AS IS and in the condition it is in at the time the Lease commences. Tenant acknowledges that neither Landlord nor Landlord's agent has made any representation or warranty as to the present or future suitability of the Premises, and that no agreement or promise to repair or improve the Premises, either before or after the execution hereof, not contained herein, has been made by Landlord or Landlord's agent. No holding over by Tenant hereunder shall constitute a renewal or extension of this Lease except upon written consent of Landlord.

              8.  UTILITIES.
Tenant shall pay for all water, gas, heat, light, power, telephone and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion to be determined by Lessor of all charges jointly metered with other Premises.

              9.  ASSIGNMENT AND SUBLEASE.
Tenant will not assign this Lease or sublet the Premises, or any part thereof, without the prior written consent of Landlord.

              10. MAINTENANCE OF THE LEASED PREMISES.
Tenant shall at all times keep the Leased Premises (including, without limitation, the foundation, roof and exterior and structural portions of the walls, the interior walls and all entrances and vestibules, the parking areas, landscaping, roadways and sidewalks of the Leased Premises) and all partitions, windows, ceilings, glass, doors, door openers, fixtures, equipment and appurtenances thereof (including, without limitation, the lighting, heating, electrical, plumbing, ventilating and air conditioning fixtures and systems and other mechanical equipment and appurtenances) in good order, condition and repair, including replacement, in clean, orderly, sanitary and safe condition. Tenant's responsibility for maintaining the Leased Premises shall include, but not be limited to, the following: general maintenance and repairs, painting, paving/restriping, cleaning, sweeping and janitorial services; planting and landscaping; lighting and other utilities; security; insurance; fire protection; real and personal property taxes or payments in lieu thereof, and assessments on the improvements and land comprising the Premises; equipment maintenance, repair and rental; removal of snow and ice, trash, rubbish and other refuse; service contracts; and any and all other expenses of any kind and nature paid in connection with the operation of the Premises.

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              11. EMINENT DOMAIN.
If all or any part of the Premises is taken by, or sold under threat of, appropriation, this Lease will terminate as of the date of such taking or sale. The entire award or compensation paid for the property taken or acquired, and for damages to residue, if any, will belong entirely to Landlord and no amount will be payable to Tenant except that Tenant shall be entitled to receive any award allowed for trade fixtures and other personalty installed by Tenant and any other amounts separately awarded to Tenant.

              12. DEFAULT.
In the event that: a) the rent, or any part thereof, remains unpaid for ten (10) business days after it becomes due; (b) Tenant's interest herein is sold under execution or other legal process; (c) Tenant makes an assignment for the benefit of creditors; (d) any proceeding in bankruptcy, an arrangement or reorganization, or any other proceeding under any insolvency law, is instituted by or against Tenant; (e) a receiver or trustee is appointed for the property of Tenant; or (f) Tenant fails to keep any of the other covenants of this Lease, it will be lawful for Landlord to reenter and repossess the Premises and thereupon this Lease shall terminate.

              13. TERMINATION.
If Landlord attempts to terminate this Lease for any default by tenant under
Section 12 of this Lease, Landlord must give Tenant written notice of termination. Tenant shall then have ten (10) business days to cure any monetary default and thirty (30) days to cure any non-monetary default. If Tenant fails to cure said default in the applicable period, Tenant shall vacate the Premises in no later than thirty (30) days from the expiration of the applicable cure period.

              14. QUIET ENJOYMENT.
Landlord agrees that if Tenant pays the rents and keeps and performs the covenants of this Lease on the part of Tenant to be kept and performed, Tenant will peaceably and quietly occupy the Premises during the term hereof without any hindrance, ejection or molestation by Landlord or any person lawfully claiming under Landlord.

              15. BINDING EFFECT.
This Lease and the agreements of Landlord and Tenant contained herein shall be binding upon and inure to the benefit of the successors and assigns of the respective parties.

              16. INSURANCE AND INDEMNITY.
Except to the extent resulting from Landlord's gross negligence or willful misconduct, Tenant shall indemnify and hold harmless Landlord against any liability or loss arising out of injury to any persons, or damages to any property belonging to Tenant or to any other persons, occurring in or about the Premises. Tenant at its own cost shall maintain comprehensive general liability insurance for the benefit of Landlord and Tenant in an amount not less than $1,000,000.00 for injury to any one person, and not less than $1,000,000.00 for any one accident or occurrence. Tenant shall name Landlord as an additional named insured. Landlord shall not be responsible for theft or damage to any of Tenant's property on the Premises, except to the extent resulting from Landlord's gross negligence or willful misconduct.



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              17. ENTIRE AGREEMENT.
This Lease contains the entire agreement and understanding of the parties regarding the Premises, and there are no oral agreements existing between the parties regarding the subject matter hereof.

              18. NOTICES.
All notices required or permitted under this Lease shall be deemed to be properly given three (3) days after being deposited, postage prepaid, by certified or registered mail to Landlord or Tenant, at the addresses set forth in the basic Lease Information.

              19. GOVERNING LAW.
This Lease shall be construed and governed by the laws of the State of Ohio. Should any provision of this Lease be deemed illegal or unenforceable under the laws of the State of Ohio, the Lease and its remaining provisions shall continue in full force and effect and be binding upon the parties as though the said unenforceable provision had not been included.

              20. CORPORATE AUTHORITY.
Landlord and Tenant and each person executing this Lease on behalf of such parties represents and warrants, as to themselves only, that (a) Landlord and Tenant are duly incorporated and validly existing under the laws of its state of incorporation; (b) Landlord and Tenant are qualified to do business in the State of Ohio; (c) Landlord and Tenant have full corporate right and authority to enter into this Lease and to perform all of Landlord's and Tenant's respective obligations hereunder; and (d) each person signing this Lease on behalf of Landlord and Tenant is duly and validly authorized to do so.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease effective as of the 1st day of April, 1998

Signed and acknowledged in presence of:

                                       LANDLORD
WITNESSES                              TELXON CORPORATION

/s/ Lisa LeMasters                     By: /s/ Dennis K. Oleksuk
-----------------------                  -----------------------------

Name: Lisa LeMasters                   Name: Dennis K. Oleksuk
    -------------------                    ---------------------------

/s/ Monica Jamison                     Title: Sr. Director, Corporate Services
-----------------------                     ----------------------------------

Name: Monica Jamison
     ------------------








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                                            TENANT
WITNESSES                                   AIRONET WIRELESS COMMUNICATIONS,
                                            INC.

/s/ Candryth L. Mackey                      By: /s/ R.G. Holmes
---------------------------                    --------------------------

Name: Candryth L. Mackey                    Name: R.G. Holmes
    -----------------------                     -------------------------

/s/ Diane Zielski                           Its: Sr. Vice President & CFO
---------------------------                     -------------------------

Name: Diane Zielski
    -----------------------